Holders of Record, holding 5% or more of the outstanding balance for J.P. Morgan Chase Commercial Mortgage Securities Corporation
Commercial Mortgage Pass Through Certificates Series 2002 C2 as reflected in the security position listing as of January 10, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	Percentage
A 1	Deutsche Bank and Trust Americas	16,500,000	7
	John Lasher
	648 Grassmere Park Road
	Nashville, TN 37211

A 1	The Bank of New York Fleet Bank	50,000,000	21
	Anthony Trimarchi
	One Wall Street
	New York, NY 10286

A 1	Boston Safe Deposit and Trust Co	143,850,000	61
	Melissa Tarasovicch
	Mellon Trust
	525 William Penn Place Ste 3148
	Pittsburgh, PA 15259

A 1	State Street Bank and Trust Co	13,950,000	6
	Joseph Callahan
	1776 Heritage Dr
	Global Corporate Action Unit JAB 5NW
	No Quincy MA 02171

A 2	Deutsche Bank and Trust Americas	39,080,000	6
	John Lasher
	648 Grassmere Park Road
	Nashville, TN 37211

A 2	Boston Safe Deposit and Trust Co	418,015,000	66
	Melissa Tarasovicch
	Mellon Trust
	525 William Penn Place Ste 3148
	Pittsburgh, PA 15259

A 2	JPMorgan Chase Bank	48,100,000	8
	Paula Dabner
	Proxy Class Actions Bankruptcy
	14201 Dallas Pkwy
	Dallas TX 75254

B	The Bank of New York	15,500,000	38
	Cecile Lamarco
	One Wall Street
	New York, NY 10286

B	Citibank, N.A.	6,800,000	16
	David Leslie
	3800 Citibank Center B3 15
	Tampa FL 33610

B	Deutsche Bank and Trust Americas	3,500,000	8
	John Lasher
	648 Grassmere Park Road
	Nashville, TN 37211

B	JPMorgan Chase Bank	15,456,000	38
	Paula Dabner
	Proxy Class Actions Bankruptcy
	14201 Dallas Pkwy
	Dallas TX 75254

C	Citibank, N.A.	10,314,000	100
	David Leslie
	3800 Citibank Center B3 15
	Tampa FL 33610

D	Citibank, N.A.	28,363,000	100
	David Leslie
	3800 Citibank Center B3 15
	Tampa FL 33610

E	Citibank, N.A.	7,182,000	50.6
	David Leslie
	3800 Citibank Center B3 15
	Tampa FL 33610

E	JPMorgan Chase Bank	7,000,000	49.4
	Paula Dabner
	Proxy Class Actions Bankruptcy
	14201 Dallas Pkwy
	Dallas TX 75254